UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

JUNE 14, 2011
Date of Report (date of earliest event reported)

____________________________

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)

(415) 657-5500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Cutera, Inc. (the “Company” or “Cutera”) held its Annual Meeting of Stockholders on June 14, 2011 (the “Annual Meeting”). As of April 18, 2011, the record date of the Annual Meeting, 13,721,045 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. A total of 7,948,409 shares of our common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

Cutera’s stockholders voted on four proposals at the Annual Meeting. The final results of the votes regarding each proposal are set forth below.

Proposal One – Election of Directors. The nominees for directors were elected based on the following votes:

Nominees	Votes For	Votes Withheld	Broker Non-Votes

Kevin P. Connors	4,018,112	3,930,297	─
David A. Gollnick	4,017,008	3,931,401	─

Kevin P. Connors and David A. Gollnick were elected as Class I directors to serve for three-year terms expiring at the 2014 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Proposal Two – Non-Binding Vote on Executive Compensation. The stockholders cast their votes with respect to the advisory vote on executive compensation as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
2,801,877	4,125,601	1,020,931	─

Proposal Three – Non-Binding Vote on the Frequency of Executive Compensation Voting. The stockholders cast their votes with respect to the advisory vote on the frequency of future advisory votes on executive compensation as set forth below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
4,131,786	52,208	2,748,715	1,015,700	─

Proposal Four – Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
7,939,290	7,349	1,770	─

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cutera, Inc.

Date: June 14, 2011.	By:	/s/ Kevin P. Connors
Kevin P. Connors President and Chief Executive Officer